UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2007
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 21, 2007, Artes Medical, Inc. (the “Company”) entered into a Second License Agreement (the “Second Agreement”) with BioForm Medical, Inc. and BioForm Medical Europe B.V. (together, “BioForm”). Under the Second Agreement, BioForm has elected to pre-pay all future royalty obligations to the Company by making two payments totaling $5.5 million. These payments will replace any future royalty obligation of BioForm to the Company under the Settlement and License Agreement, dated October 31, 2005. In the event that BioForm does not make the required payments when due, the Company’s royalty release shall be ineffective until such time as such payments are made in full.
     A copy of the Second Agreement is attached as Exhibit 10.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

10.1	Second License Agreement, dated September 21, 2007, between Artes Medical, Inc., Bioform Medical, Inc. and Bioform Medical Europe B.V.
99.1	Press Release, dated September 24, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 24, 2007

ARTES MEDICAL, INC.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second License Agreement, dated September 21, 2007, between Artes Medical, Inc., Bioform Medical, Inc. and Bioform Medical Europe B.V.

99.1	Press Release, dated September 24, 2007.

4